EXHIBIT 23.5


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Smart Choice Automotive Group, Inc.
Titusville, Florida

We hereby consent to the incorporation by reference in the Post-Effective Amendment No.3 to Form SB-2 Registration Statement, which is being filed by Smart Choice Automotive Group, Inc., of our report dated April 10, 1997 relating to the financial statements of 225 North Military Corporation, d/b/a Miracle Mile Motors and Palm Beach Finance Company, Inc. which are incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                        /s/ Spence, Marston, Bunch, Morris & Co.
                                        ----------------------------------------
                                        Spence, Marston, Bunch, Morris & Co.
                                        Certified Public Accountants

Clearwater, Florida

August 21, 1997